EXHIBIT 99.1

The following certification accompanies the issuer’s Annual Report on Form 10-K and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Dynamics Research Corporation, a Massachusetts corporation (the “Company”), for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), fully complies with the requirements of Section 13(a) of the Exchange Act; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:  /s/  James P. Regan

James P. Regan

Chairman, President and Chief Executive Officer

March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Dynamics Research Corporation and will be retained by Dynamics Research Corporation and furnished to the Securities and Exchange Commission or its staff upon request.